ELEVATE CREDIT ANNOUNCES FIRST QUARTER 2019 RESULTS
Announces record quarterly net income
FORT WORTH, TX - April 29, 2019 - Elevate Credit, Inc. (NYSE: ELVT) (“Elevate” or the “Company”), a leading tech-enabled provider of innovative and responsible online credit solutions for non-prime consumers, today announced results for the first quarter ended March 31, 2019. The Company grew year-over-year net income by more than 40%, with stable credit quality and lower customer acquisition costs.
“I am very pleased with our strong early performance in 2019 as we celebrate our fifth year as a company,” said Elevate CEO Ken Rees. “By delivering more net income in the first quarter than in all of 2018, we are demonstrating our potential to drive long-term earnings growth. We expect continued strong earnings through 2019, as we see added benefit from new credit models and reduced cost of capital.”
First Quarter 2019 Financial Highlights1

•
Net income: Net income for the three months ended March 31, 2019 totaled $13.4 million, up $3.9 million, or 40.9%, compared to $9.5 million in the first quarter of 2018. Fully diluted earnings per share was $0.30, an increase of 40.2% from $0.22 fully diluted per share a year ago.

•
Revenue: Revenues decreased 2.1% for the first quarter of 2019 totaling $189.5 million compared to $193.5 million for the first quarter of 2018 due to a decline in the effective APR of the combined loans receivable.

•	Combined loans receivable - principal: Combined loans receivable - principal totaled $575.1 million, an increase of $7.7 million, or 1.4%, from $567.5 million for the prior-year quarter.

•
Continued stable credit quality: The ending combined loan loss reserve, as a percentage of combined loans receivable, was 13.1%, lower than 14.0% reported for the prior-year period due to an improvement in credit quality and the continued maturation of the loan portfolio.

•
Customer acquisition cost: The average customer acquisition cost was $221 in the first quarter of 2019, which is lower than the targeted range of $250-$300 and lower than $295 for the prior-year quarter. The total number of new customer loans decreased from approximately 70,000 in the first quarter of 2018 to 50,000 in the first quarter of 2019.

•
Adjusted EBITDA margin: Adjusted EBITDA increased to $44.7 million, up 20.8% from $37.0 million in the first quarter of 2018. The Adjusted EBITDA margin for the first quarter of 2019 was 23.6%, up from 19.1% in the prior-year quarter.

__________________________
1 Adjusted EBITDA, Adjusted EBITDA margin, combined loans receivable - principal and combined loans receivable are non-GAAP financial measures. These terms are defined elsewhere in this release. Please see the schedules appearing later in this release for reconciliations of these non-GAAP measures to the most directly comparable GAAP measures.

Liquidity and Capital Resources
As previously disclosed in a press release issued on February 11, 2019, the Company announced amendments to the credit facilities for its four products with Victory Park Capital. Additionally, the Company repaid a net $33 million in debt under these credit facilities during the first quarter of 2019.

Financial Outlook

The Company expects revenue growth to be relatively flat during the first half of 2019 and expects annualized revenue growth of 5% to 10% during the second half of 2019. For the full year 2019, the Company reaffirms its previous guidance of total revenue of $811 million to $834 million, net income of $25 million to $30 million, or $0.55 to $0.65 in diluted earnings per share, and Adjusted EBITDA of $130 million to $140 million.

Conference Call

The Company will host a conference call to discuss its first quarter 2019 financial results on Monday, April 29th at 4:00pm Central Time / 5:00pm Eastern Time. Interested parties may access the conference call live over the phone by dialing 1-877-407-0792 (domestic) or 1-201-689-8263 (international) and requesting the Elevate First Quarter 2019 Earnings Conference Call. Participants are asked to dial in a few minutes prior to the call to register for the event. The conference call will also be webcast live through Elevate’s website at http://www.elevate.com/investors.
An audio replay of the conference call will be available approximately three hours after the conference call until 11:59 pm ET on May 13, 2019, and can be accessed by dialing 1-844-512-2921 (domestic) or 1-412-317-6671 (international), and providing the passcode 13689673, or by accessing Elevate’s website.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements contain words such as "may," "will," "might," "expect," "believe," "anticipate," "could," "would," "estimate," "continue," "pursue," or the negative thereof or comparable terminology, and may include (without limitation) information regarding the Company's expectations, goals or intentions regarding future performance. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “likely” and other words and terms of similar meaning. The forward-looking statements include statements regarding: our expectations of future financial performance including our outlook for full fiscal year 2019 (including all statements under the heading "Financial Outlook"); our potential to drive long-term earnings growth; our expectation of continued strong earnings through 2019 and that we will see the added benefit from new credit models and reduced cost of capital; and the Company’s targeted customer acquisition cost range of $250-$300. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. These risks and uncertainties include, but are not limited to: the Company’s limited operating history in an evolving industry; new laws and regulations in the consumer lending industry in many jurisdictions that could restrict the consumer lending products and services the Company offers, impose additional compliance costs on the Company, render the Company’s current operations unprofitable or even prohibit the Company’s current operations; scrutiny by regulators and payment processors of certain online lenders’ access to the Automated Clearing House system to disburse and collect loan proceeds and repayments; a lack of sufficient debt financing at acceptable prices or disruptions in the credit markets; the impact of competition in our industry and innovation by our competitors; our ability to prevent security breaches, disruption in service and comparable events that could compromise the personal and confidential information held in our data systems, reduce the attractiveness of our platform or adversely impact our ability to service loans; and other risks related to litigation, compliance and regulation. Additional factors that could cause actual results to differ are discussed under the heading "Risk Factors" and in other sections of the Company's most recent Annual Report on Form 10-K, and in the Company's other current and periodic reports filed from time to time with the SEC. All forward-looking statements in this press release are made as of the date hereof, based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement.

About Elevate
Elevate (NYSE: ELVT), together with its bank partners, has originated $7.0 billion in non-prime credit to more than 2.2 million non-prime consumers to date and has saved its customers more than $5.2 billion versus the cost of payday loans. Its responsible, tech-enabled online credit solutions provide immediate relief to customers today and help them build a brighter financial future. The company is committed to rewarding borrowers’ good financial behavior with features like interest rates that can go down over time, free financial training and free credit monitoring. Elevate’s suite of groundbreaking credit products includes RISE, Elastic, Sunny and Today Card. For more information, please visit http://www.elevate.com.

Investor Relations:

Solebury Communications
Sloan Bohlen, (817) 928-1646
investors@elevate.com

or

Media Inquiries:

Vested
Ishviene Arora, (917) 765-8720
elevate@fullyvested.com

Elevate Credit, Inc. and Subsidiaries
Condensed Consolidated Income Statements
(Unaudited)

	Three Months Ended March 31,
(Dollars in thousands, except share and per share amounts)	2019	2018
Revenues	$189,504	$193,537
Cost of sales:
Provision for loan losses	87,431	92,142
Direct marketing costs	11,154	20,695
Other cost of sales	5,060	6,329
Total cost of sales	103,645	119,166
Gross profit	85,859	74,371
Operating expenses:
Compensation and benefits	25,710	22,427
Professional services	9,699	8,312
Selling and marketing	1,846	2,952
Occupancy and equipment	5,052	4,119
Depreciation and amortization	4,266	2,715
Other	1,307	1,217
Total operating expenses	47,880	41,742
Operating income	37,979	32,629
Other income (expense):
Net interest expense	(19,219)	(19,213)
Foreign currency transaction gain	613	756
Non-operating loss	—	(38)
Total other expense	(18,606)	(18,495)
Income before taxes	19,373	14,134
Income tax expense	6,015	4,651
Net income	$13,358	$9,483

Basic income per share	$0.31	$0.22
Diluted income per share	$0.30	$0.22
Basic weighted average shares outstanding	43,348,249	42,211,714
Diluted weighted average shares outstanding	43,875,410	43,680,603

Elevate Credit, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)

(Dollars in thousands)	March 31, 2019	December 31, 2018
ASSETS
Cash and cash equivalents*	$97,153	$58,313
Restricted cash	2,493	2,591
Loans receivable, net of allowance for loan losses of $76,457 and $91,608, respectively*	502,528	561,694
Prepaid expenses and other assets*	9,865	11,418
Operating lease right of use assets	11,545	—
Receivable from CSO lenders	11,701	16,183
Receivable from payment processors*	24,059	21,716
Deferred tax assets, net	15,986	21,628
Property and equipment, net	44,886	41,579
Goodwill	16,027	16,027
Intangible assets, net	1,568	1,712
Derivative assets, net*	—	412
Total assets	$737,811	$753,273

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued liabilities*	$40,351	$44,950
Operating lease liabilities	15,392	—
State and other taxes payable	1,091	681
Deferred revenue*	20,405	28,261
Notes payable, net*	527,511	562,590
Total liabilities	604,750	636,482
COMMITMENTS, CONTINGENCIES AND GUARANTEES
STOCKHOLDERS’ EQUITY
Preferred stock	—	—
Common stock	18	18
Additional paid-in capital	185,699	183,244
Accumulated deficit	(53,167)	(66,525)
Accumulated other comprehensive income	511	54
Total stockholders’ equity	133,061	116,791
Total liabilities and stockholders’ equity	$737,811	$753,273

* These balances include certain assets and liabilities of variable interest entities (“VIEs”) that can only be used to settle the liabilities of that respective VIE. All assets of the Company are pledged as security for the Company’s outstanding debt, including debt held by the VIEs.

Non-GAAP Financial Measures

This press release and the attached financial tables contain certain non-GAAP financial measures, including Adjusted EBITDA, Adjusted EBITDA margin, combined loans receivable - principal, combined loans receivable and combined loan loss reserve.

Adjusted EBITDA and Adjusted EBITDA margin

In addition to net income determined in accordance with GAAP, Elevate uses certain non-GAAP measures such as “Adjusted EBITDA” and "Adjusted EBITDA margin" in assessing its operating performance. Elevate believes these non-GAAP measures are appropriate measures to be used in evaluating the performance of its business.

Elevate defines Adjusted EBITDA as net income excluding the impact of income tax expense, non-operating loss, foreign currency transaction gain associated with our UK operations, net interest expense, share-based compensation expense and depreciation and amortization expense. Elevate defines Adjusted EBITDA margin as Adjusted EBITDA divided by revenue.

Management believes that Adjusted EBITDA and Adjusted EBITDA margin are useful supplemental measures to assist management and investors in analyzing the operating performance of the business and provide greater transparency into the results of operations of our core business. Management uses this non-GAAP financial measure frequently in its decision-making because it provides supplemental information that facilitates internal comparisons to the historical operating performance of prior periods and gives an additional indication of Elevate’s core operating performance. Elevate includes this non-GAAP financial measure in its earnings announcement in order to provide transparency to its investors and enable investors to better compare its operating performance with the operating performance of its competitors.

Adjusted EBITDA and Adjusted EBITDA margin should not be considered as alternatives to net income or any other performance measure derived in accordance with GAAP. Management's use of Adjusted EBITDA and Adjusted EBITDA margin has limitations as an analytical tool, and investors should not consider it in isolation or as a substitute for analysis of the Company's results as reported under GAAP. Some of these limitations are:

•
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect expected cash capital expenditure requirements for such replacements or for new capital assets;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, the Company's working capital needs; and

•
Adjusted EBITDA does not reflect interest associated with notes payable used for funding customer loans, for other corporate purposes or tax payments that may represent a reduction in cash available to the Company.

Additionally, Elevate’s definition of Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

The Company’s Adjusted EBITDA guidance does not include certain charges and costs. The adjustments in future periods are generally expected to be similar to the kinds of charges and costs excluded from Adjusted EBITDA in prior periods.   The Company is not able to provide a reconciliation of the Company’s non-GAAP financial guidance to the corresponding GAAP measure without unreasonable effort because of the uncertainty and variability of the nature and amount of these future charges and costs.

The following table presents a reconciliation of Adjusted EBITDA and Adjusted EBITDA margin to Elevate’s net income for the three months ended March 31, 2019 and 2018:

	Three Months Ended March 31,
(Dollars in thousands)	2019	2018
Net income	$13,358	$9,483
Adjustments:
Net interest expense	19,219	19,213
Share-based compensation	2,435	1,637
Foreign currency transaction gain	(613)	(756)
Depreciation and amortization	4,266	2,715
Non-operating loss	—	38
Income tax expense	6,015	4,651
Adjusted EBITDA	$44,680	$36,981

Adjusted EBITDA margin	23.6%	19.1%

Supplemental Schedules

Revenue by Product

	Three Months Ended March 31, 2019
(Dollars in thousands)	Rise (US)(1)	Elastic (US)(2)	Total Domestic	Sunny (UK)	Total

Average combined loans receivable – principal(3)	$290,450	$266,396	$556,846	$52,346	$609,192
Effective APR	132%	99%	116%	228%	126%
Finance charges	$94,885	$64,733	$159,618	$29,371	$188,989
Other	351	96	447	68	515
Total revenue	$95,236	$64,829	$160,065	$29,439	$189,504

	Three Months Ended March 31, 2018
(Dollars in thousands)	Rise (US)(1)	Elastic (US)	Total Domestic	Sunny (UK)	Total

Average combined loans receivable – principal(3)	$301,985	$245,381	$547,366	$51,848	$599,214
Effective APR	139%	97%	120%	236%	130%
Finance charges	$103,208	$58,903	$162,111	$30,147	$192,258
Other	830	365	1,195	84	1,279
Total revenue	$104,038	$59,268	$163,306	$30,231	$193,537

(1)	Includes loans originated by third-party lenders through the CSO programs, which are not included in the Company's condensed consolidated financial statements.
(2) Includes immaterial balances related to the Today Card, which expanded its test launch in November 2018.

(3)
Average combined loans receivable - principal is calculated using daily principal balances. See the "Combined Loan Information" section for a reconciliation of this non-GAAP measure to the most comparable GAAP measure.

Loan Loss Reserve by Product

	Three Months Ended March 31, 2019
(Dollars in thousands)	Rise (US)	Elastic (US)(1)	Total Domestic	Sunny (UK)	Total

Combined loan loss reserve(2):
Beginning balance	$50,597	$36,050	$86,647	$9,405	$96,052
Net charge-offs	(57,040)	(37,271)	(94,311)	(9,674)	(103,985)
Provision for loan losses	45,793	29,562	75,355	12,076	87,431
Effect of foreign currency	—	—	—	201	201
Ending balance	$39,350	$28,341	$67,691	$12,008	$79,699
Combined loans receivable(2)(3)	$298,759	$256,618	$555,377	$54,409	$609,786
Combined loan loss reserve as a percentage of ending combined loans receivable	13%	11%	12%	22%	13%
Net charge-offs as a percentage of revenues	60%	57%	59%	33%	55%
Provision for loan losses as a percentage of revenues	48%	46%	47%	41%	46%

	Three Months Ended March 31, 2018
(Dollars in thousands)	Rise (US)	Elastic (US)	Total Domestic	Sunny (UK)	Total

Combined loan loss reserve(2):
Beginning balance	$55,867	$28,870	$84,737	$9,052	$93,789
Net charge-offs	(63,447)	(29,685)	(93,132)	(8,910)	(102,042)
Provision for loan losses	51,789	28,913	80,702	11,440	92,142
Effect of foreign currency	—	—	—	357	357
Ending balance	$44,209	$28,098	$72,307	$11,939	$84,246
Combined loans receivable(2)(3)	$299,992	$246,926	$546,918	$54,339	$601,257
Combined loan loss reserve as a percentage of ending combined loans receivable	15%	11%	13%	22%	14%
Net charge-offs as a percentage of revenues	61%	50%	57%	29%	53%
Provision for loan losses as a percentage of revenues	50%	49%	49%	38%	48%

(1)	Includes immaterial balances related to the Today Card, which expanded its test launch in November 2018.

(2)	Not a financial measure prepared in accordance with GAAP. See the "Combined Loan Information" section for a reconciliation of this non-GAAP measure to the most comparable GAAP measure.

(3)	Includes loans originated by third-party lenders through the CSO programs, which are not included in the Company's condensed consolidated financial statements.

Customer Loan Data by Product

	Three Months Ended March 31, 2019
	Rise (US)	Elastic (US)(1)	Total Domestic	Sunny (UK)	Total
Beginning number of combined loans outstanding	142,758	166,397	309,155	89,449	398,604
New customer loans originated	17,365	4,838	22,203	28,273	50,476
Former customer loans originated	17,791	9	17,800	—	17,800
Attrition	(52,893)	(25,484)	(78,377)	(23,824)	(102,201)
Ending number of combined loans outstanding	125,021	145,760	270,781	93,898	364,679
Customer acquisition cost	$333	$294	$324	$140	$221
Average customer loan balance	$2,241	$1,685	$1,941	$527	$1,577

	Three Months Ended March 31, 2018
	Rise (US)	Elastic (US)	Total Domestic	Sunny (UK)	Total
Beginning number of combined loans outstanding	140,790	140,672	281,462	80,510	361,972
New customer loans originated	22,265	20,880	43,145	26,990	70,135
Former customer loans originated	15,383	89	15,472	—	15,472
Attrition	(51,175)	(23,086)	(74,261)	(20,709)	(94,970)
Ending number of combined loans outstanding	127,263	138,555	265,818	86,791	352,609
Customer acquisition cost	$333	$275	$305	$279	$295
Average customer loan balance	$2,210	$1,708	$1,948	$571	$1,609

(1)	Includes immaterial balances related to the Today Card, which expanded its test launch in November 2018.

Combined Loan Information
The Elastic line of credit product is originated by a third party lender, Republic Bank, which initially provides all of the funding for that product. Republic Bank retains 10% of the balances of all of the loans originated and sells a 90% loan participation in the Elastic lines of credit to a third party SPV, Elastic SPV, Ltd. Elevate is required to consolidate Elastic SPV, Ltd. as a variable interest entity under GAAP and the condensed consolidated financial statements include revenue, losses and loans receivable related to the 90% of Elastic lines of credit originated by Republic Bank and sold to Elastic SPV, Ltd.
Beginning in the fourth quarter of 2018, the Company also licenses its Rise installment loan brand to a third party lender, FinWise Bank, which originates Rise installment loans in sixteen states. FinWise Bank initially provides all of the funding and retains 5% of the balances of all of the loans originated and sells a 95% loan participation in those Rise installment loans to a third party SPV, EF SPV, Ltd. Elevate is required to consolidate EF SPV, Ltd. as a variable interest entity under GAAP and the condensed consolidated financial statements include revenue, losses and loans receivable related to the 95% of Rise installment loans originated by FinWise Bank and sold to EF SPV, Ltd.
Elevate defines combined loans receivable - principal as loans owned by the Company plus loans originated and owned by third-party lenders pursuant to our CSO programs. In Texas and Ohio, the Company does not make Rise loans directly, but rather acts as a Credit Services Organization (which is also known as a Credit Access Business in Texas), or, collectively, “CSO,” and the loans are originated by an unaffiliated third party. Elevate defines combined loan loss reserve as the loan loss reserve for loans owned by the Company plus the loan loss reserve for loans originated and owned by third-party lenders and guaranteed by the Company. The information presented in the tables below on a combined basis are non-GAAP measures based on a combined portfolio of loans, which includes the total amount of outstanding loans receivable that the Company owns and that are on the Company's condensed consolidated balance sheets plus outstanding loans receivable originated and owned by third parties that the Company guarantees pursuant to CSO programs in which the Company participates.
The Company believes these non-GAAP measures provide investors with important information needed to evaluate the magnitude of potential loan losses and the opportunity for revenue performance of the combined loan portfolio on an aggregate basis. The Company also believes that the comparison of the combined amounts from period to period is more meaningful than comparing only the amounts reflected on the Company's condensed consolidated balance sheets since both revenues and cost of sales as reflected in the Company's condensed consolidated financial statements are impacted by the aggregate amount of loans the Company owns and those CSO loans the Company guarantees.
The Company's use of total combined loans and fees receivable has limitations as an analytical tool, and investors should not consider it in isolation or as a substitute for analysis of the Company's results as reported under GAAP. Some of these limitations are:

•	Rise CSO loans are originated and owned by a third party lender; and

•	Rise CSO loans are funded by a third party lender and are not part of the VPC Facility.
As of each of the period ends indicated, the following table presents a reconciliation of:

•	Loans receivable, net, Company owned (which reconciles to the Company's condensed consolidated balance sheets included elsewhere in this press release);

•	Loans receivable, net, guaranteed by the Company;

•	Combined loans receivable (which the Company uses as a non-GAAP measure); and

•	Combined loan loss reserve (which the Company uses as a non-GAAP measure).

	2018				2019
(Dollars in thousands)	March 31	June 30	September 30	December 31	March 31

Company Owned Loans:
Loans receivable – principal, current, company owned	$471,996	$493,908	$525,717	$543,405	$491,208
Loans receivable – principal, past due, company owned	60,876	58,949	69,934	68,251	55,286
Loans receivable – principal, total, company owned	532,872	552,857	595,651	611,656	546,494
Loans receivable – finance charges, company owned	31,181	31,519	36,747	41,646	32,491
Loans receivable – company owned	564,053	584,376	632,398	653,302	578,985
Allowance for loan losses on loans receivable, company owned	(80,497)	(76,575)	(89,422)	(91,608)	(76,457)
Loans receivable, net, company owned	$483,556	$507,801	$542,976	$561,694	$502,528
Third Party Loans Guaranteed by the Company:
Loans receivable – principal, current, guaranteed by company	$33,469	$35,114	$36,649	$35,529	$27,941
Loans receivable – principal, past due, guaranteed by company	1,123	1,494	1,661	1,353	696
Loans receivable – principal, total, guaranteed by company(1)	34,592	36,608	38,310	36,882	28,637
Loans receivable – finance charges, guaranteed by company(2)	2,612	2,777	3,103	2,944	2,164
Loans receivable – guaranteed by company	37,204	39,385	41,413	39,826	30,801
Liability for losses on loans receivable, guaranteed by company	(3,749)	(3,956)	(4,510)	(4,444)	(3,242)
Loans receivable, net, guaranteed by company(3)	$33,455	$35,429	$36,903	$35,382	$27,559
Combined Loans Receivable(3):
Combined loans receivable – principal, current	$505,465	$529,022	$562,366	$578,934	$519,149
Combined loans receivable – principal, past due	61,999	60,443	71,595	69,604	55,982
Combined loans receivable – principal	567,464	589,465	633,961	648,538	575,131
Combined loans receivable – finance charges	33,793	34,296	39,850	44,590	34,655
Combined loans receivable	$601,257	$623,761	$673,811	$693,128	$609,786
Combined Loan Loss Reserve(3):
Allowance for loan losses on loans receivable, company owned	$(80,497)	$(76,575)	$(89,422)	$(91,608)	$(76,457)
Liability for losses on loans receivable, guaranteed by company	(3,749)	(3,956)	(4,510)	(4,444)	(3,242)
Combined loan loss reserve	$(84,246)	$(80,531)	$(93,932)	$(96,052)	$(79,699)
Combined loans receivable – principal, past due(3)	$61,999	$60,443	$71,595	$69,604	$55,982
Combined loans receivable – principal(3)	567,464	589,465	633,961	648,538	575,131
Percentage past due	11%	10%	11%	11%	10%
Combined loan loss reserve as a percentage of combined loans receivable(3)	14%	13%	14%	14%	13%
Allowance for loan losses as a percentage of loans receivable – company owned	14%	13%	14%	14%	13%

(1) Represents loans originated by third-party lenders through the CSO programs, which are not included in the Company's condensed consolidated financial statements.
(2) Represents finance charges earned by third-party lenders through the CSO programs, which are not included in the Company's condensed consolidated financial statements.
(3) Non-GAAP measure.